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INVESTMENT PERFORMANCE -- EV TRADITIONAL EMERGING GROWTH FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the period  from January 2, 1997 through June 30, 1997.


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                                         VALUE OF A $1,000 INVESTMENT


                                VALUE OF       VALUE OF            TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    INITIAL        INVESTMENT     EXCLUDING SALES CHARGE    INCLUDING SALES CHARGE
PERIOD            DATE          INVESTMENT*    ON 06/30/97    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

LIFE OF
FUND              01/02/97      $942.51        $1,014.14      7.60%       NA            1.41%       NA








Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000 **
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period
                         P         =  an initial investment of $1,000 ***


  * Initial investment less the current maximum sales charge of 5.75%.

 ** The average annual total return including the sales charge is calculated based on an initial investment of $1,000 less the maximum initial sales charge of 5.75%.

*** The cumulative total return including the sales charge is calculated based on an initial investment of $1,000 less maximum initial sales charge of 5.75%.
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